Exhibit 99.2

PLEASE FOLD TO FIT INTO RETURN ENVELOPE

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.		Please Mark Here for Address
		Change or Comments SEE REVERSE SIDE		☐

		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to the bye-laws of Alterra Capital Holdings Limited.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve and adopt the merger agreement and the merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To cast an advisory (non-binding) vote to approve the compensation that may become paid or become payable to named executive officers in connection with the merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.

To transact such other business, if any, as may lawfully be brought before the Alterra special general meeting, including a proposal to approve an adjournment of the Alterra special general meeting for the solicitation of additional proxies from Alterra shareholders in favor of any of the above proposals.

		☐	☐	☐

IN WITNESS WHEREOF, the undersigned has executed this Proxy on this day of 2013.

Business Entity:
(Print name of corporation, partnership or other business entity)

By:
Name:
Title:
Individual:
(Print name of individual)

(Signature)
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

PLEASE FOLD TO FIT INTO RETURN ENVELOPE

Vote by Internet or Mail

24 Hours a Day, 7 Days a Week

Internet voting is available through [    ] Atlantic Time

on the business day prior to the annual meeting.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		MAIL
http://www.proxyvoting.com/alte		Mark, sign and date your
Use the Internet to vote your proxy. Have your	OR	proxy card and return it
proxy card in hand when you access the website.		in the enclosed postage-paid envelope.

If you vote your proxy by Internet,

you do NOT need to mail back your proxy card.

You can view the Proxy Statement on the Internet at http://www.ourmaterials.com/alterra	Æ

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

PROXY

Alterra Capital Holdings Limited

SPECIAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard K. Asirifi and Rachael M. Lathan-Webber, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the Common Shares of Alterra Capital Holdings Limited held in the name of the undersigned at the close of business on January 8, 2013, at the Special General Meeting of Shareholders to be held on [                ] (Atlantic Time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)